Exhibit 10.21

AMENDMENT NO. 1

TO MSR RECAPTURE AGREEMENT

Amendment No. 1 to MSR Recapture Agreement, effective as of August 1, 2013 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Service Provider”), and PennyMac Corp., Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Service Provider and the Company are parties to that certain MSR Recapture Agreement, dated as of February 1, 2013 (the “Existing MSR Agreement” and, as amended by this Amendment, the “MSR Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing MSR Agreement.

WHEREAS, the Service Provider and the Company  have agreed, subject to the terms and conditions of this Amendment, that the Existing MSR Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing MSR Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Service Provider and the Company hereby agree that the Existing MSR Agreement is hereby amended as follows:

SECTION 1.   Exhibits. Section 3.02(c) of the Existing MSR Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following language:

“If, during any calendar month, the Servicer or its Affiliates originate new residential mortgage loans the proceeds of which are used to refinance a Mortgage Loan in the Portfolio (such a new mortgage loan, a “New Mortgage Loan”), the Service Provider shall either (i) transfer and convey to the MSR Owner on the related Assignment Date the Servicing Rights with respect to one or more of such New Mortgage Loans, that together have an aggregate unpaid principal balance that is not less than 30% of the aggregate unpaid principal balance of all the New Mortgage Loans originated during such month; or (ii) at its option, but only to the extent that the fair market value of the aggregate Servicing Rights to be transferred is less than $200,000, wire to the Company cash in an amount equal to such fair market value.”

SECTION 2.   Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1       Delivered Documents.  On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)        this Amendment, executed and delivered by duly authorized officers of the Service Provider and the Company; and

(b)        such other documents as such party or counsel to such party may reasonably request.

SECTION 3.   Representations and Warranties. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing MSR Agreement on its part to be observed or performed.

SECTION 4.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MSR Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5.   GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.   Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 7.   Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing MSR Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Service Provider:	PENNYMAC LOAN SERVICES, LLC

	By:	/s/ Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Vice President, Finance

The Company:	PENNYMAC CORP.

	By:	/s/ Stanford L. Kurland
		Name:	Stanford L. Kurland
		Title:	Chief Executive Officer